Exhibit 99.3
April 25, 2010

Edward J. Swotek, Senior Vice President

Immediately

TierOne Corporation Reports Resignation of KPMG LLP as Its Auditors

LINCOLN, NE – April 25, 2010 - TierOne Corporation (NASDAQ:  TONE) (“Company”), the holding company for TierOne Bank, today reported that KPMG LLP has orally submitted its resignation effective April 23, 2010 as the Company’s independent auditors.  In addition, KPMG has orally informed the Company’s Audit Committee that it has withdrawn its audit opinion and internal control assessment relating to the Company’s financial statements at and for the year ended December 31, 2008 as well as its review of the Company’s financial statements at and for the three months ended March 31, 2009.  KPMG has orally indicated to the Company that those financial statements contain material misstatements and should not be relied upon by investors.  The Company’s Audit Committee is reviewing the statements made by KPMG and intends to commence a search for new independent auditors.

The Company intends to file a current report on Form 8−K with the United States Securities and Exchange Commission (“SEC”) to report these events within the timeframe required by SEC regulations.

TierOne Corporation is the parent company of TierOne Bank, a $2.9 billion federally chartered savings bank headquartered in Nebraska.  Founded in 1907, TierOne Bank offers customers a wide variety of full-service consumer, commercial and agricultural banking products and services through a network of 69 banking offices located in Nebraska, Iowa and Kansas.

CONTACT:	Edward J. Swotek, Senior Vice President
Investor Relations Department
(402)473-6250
investorrelations@tieronecorp.com

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